UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2010

Date of Report (Date of earliest event reported)

Nano Mask, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-27421	87-0561647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Liberty Street, Suite 880, Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

(209) 249-4325

Registrant's telephone number, including area code

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 1, 2010, Nano Mask, Inc. (the “Company”) appointed Mark R. Cox to its board of directors.  Mr. Cox is president and co-founder of AlvaMed LLC, a medical device consulting company, since November 2002. Prior to that, from November 2001 until November 2002, he was founder and president of FastProduct, a consulting company assisting with the development of new products and businesses. From January 1992 until November 2001, Mr. Cox served in several capacities at Arthur D. Little, Inc., including Senior Manager of Product Technology Practice (January 1992 – January 1998), Director of Business Development for Epyx Corporation (now Nuvera) (January 1998 – January 1999), and Project Manager of the Arthur D. Little Technology Investment Board as well as Director of Arthur D. Little Enterprises from January 1999 – November 2001. Mr. Cox’s experience with new technology and technology companies includes technical evaluation, general business development and networking, selection of investment opportunities, market assessment, product development, intellectual property review and sales presentations. Mr. Cox earned a Bachelor of Engineering degree in Materials Science, Imperial College of Science and Technology, London 1987 and a Masters in Materials Engineering, Massachusetts Institute of Technology 1990.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: February 2, 2010

Nano Mask, Inc.

By:  /S/ Edward Suydam

Edward Suydam, Chief Operating Officer